Exhibit 1



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                          TRUST INDENTURE AND AGREEMENT

                                       FOR

                                  AMADEO TRUST


                            Effective: June 30, 1999

                                      Among

                                  AMADEO, INC.
                                  As Depositor

                                       and

                                NATIONSBANK, N.A.
                                   As Trustee

                                       and

                                NATIONSBANK, N.A.
                           in its individual capacity










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




                                  AMADEO TRUST

                          TRUST INDENTURE AND AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I....................................................................1

DEFINITIONS..................................................................1

         SECTION 1.01........................................................1

ARTICLE II...................................................................5

DEPOSIT OF SECURITIES AND ACCEPTANCE OF TRUST................................5

         SECTION 2.01.  DEPOSIT OF SECURITIES:...............................5

         SECTION 2.02.  ACCEPTANCE OF TRUST:.................................5

         SECTION 2.03.  ISSUANCE OF UNITS:...................................5

ARTICLE III..................................................................6

ADMINISTRATION OF TRUST......................................................6

         SECTION 3.01.  INITIAL COST:........................................6

         SECTION 3.02.  INTEREST ACCOUNT:....................................6

         SECTION 3.03.  PRINCIPAL ACCOUNT:...................................6

         SECTION 3.04.  DISTRIBUTIONS:.......................................6

         SECTION 3.05.  DISTRIBUTION STATEMENTS:.............................7

         SECTION 3.06.  SALE OF SECURITIES:..................................8

         SECTION 3.07.  COUNSEL:.............................................9

         SECTION 3.08.  NOTICE AND SALE BY TRUSTEE:..........................9

         SECTION 3.09.  TRUSTEE NOT REQUIRED TO AMORTIZE:....................9

         SECTION 3.10.  LIABILITY OF DEPOSITOR:..............................9

         SECTION 3.11.  NOTICE TO DEPOSITOR:................................10

         SECTION 3.12.  REPLACEMENT AND REINVESTMENT SECURITIES:............10

ARTICLE IV..................................................................12

REDEMPTION, PURCHASE OR TRANSFER OF UNITS...................................12

         SECTION 4.01.  DETERMINATION OF NET ASSET VALUE:...................12

         SECTION 4.02.  REDEMPTIONS BY TRUSTEE;
         PURCHASES BY DEPOSITOR:............................................13

         SECTION 4.03.  TRANSFER OF UNITS:..................................14

         SECTION 4.04.  COMPENSATION OF DEPOSITOR:..........................15

ARTICLE V...................................................................15

TRUSTEE.....................................................................15

         SECTION 5.01.  TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES:...........15

         SECTION 5.02.  BOOKS, RECORDS AND REPORTS;
         REGISTER OF SHARES:................................................17

         SECTION 5.03.  INDENTURE AND LIST OF SECURITIES ON FILE:...........17

         SECTION 5.04.  COMPENSATION:.......................................17

         SECTION 5.05.  REMOVAL AND RESIGNATION OF TRUSTEE;
         SUCCESSOR:.........................................................18

         SECTION 5.06.  QUALIFICATIONS OF TRUSTEE:..........................19

ARTICLE VI..................................................................19

RIGHTS OF UNITHOLDERS.......................................................19

         SECTION 6.01.  BENEFICIARIES OF TRUST:.............................19

         SECTION 6.02.  RIGHTS, TERMS AND CONDITIONS:.......................19

ARTICLE VII.................................................................20

ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS..............................20

         SECTION 7.01.  AMENDMENTS:.........................................20

         SECTION 7.02.  TERMINATION:........................................20

         SECTION 7.03.  CONSTRUCTION:.......................................21

         SECTION 7.04.  WRITTEN NOTICE:.....................................21

         SECTION 7.05.  SEVERABILITY:.......................................21

         SECTION 7.06.  DISSOLUTION OF DEPOSITOR NOT TO TERMINATE
         INDENTURE OR TRUST:................................................21

         SECTION 7.07.  REGISTRATION OF UNITS:..............................21

         SECTION 7. 08.  LIMITATION OF LIABILITY:...........................22

         SECTION 7. 09.  SUCCESSORS TO NATIONBANK, N.A:.....................22


         This Table of Contents does not constitute part of the Indenture.

                                  AMADEO TRUST

                          TRUST INDENTURE AND AGREEMENT

                              Dated: June 30, 1999

      This Trust Indenture and Agreement by and among Amadeo, Inc., a Delaware corporation, as Depositor, NationsBank, N.A., a national banking association, as Trustee, and NationsBank, N.A., in its individual capacity, sets forth in full the provisions governing this Trust.

                                WITNESSETH THAT:

      In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       SECTION 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

      (1) "APPROVED PRICING SERVICE" shall mean: (a) with respect to Securities constituting the Notes and the Class B Asset-Backed Certificates, an independent pricing service that has been approved, for purposes of providing ratings on obligations collateralized or supported by securities that are comparable to such Securities, by a Rating Agency; and (b) with respect to Securities constituting the Residual Certificate, the Public and Structured Finance Services division of Ernst & Young LLP or if they are no longer willing or able to value such Securities, another recognized, independent pricing source selected in good faith by the Trustee.

      (2) "APPROVED PRICING METHODOLOGY" shall mean, if there have been recent sales of Securities, the last reported sales price, and if there have not been any such recent sales: (a) with respect to Securities constituting the Notes and the Class B Asset-Backed Certificates, a matrix methodology that derives market values based on reported sales prices or market quotations for securities that, taking into account the terms of and the recent prepayment, default and other performance information relating to such Securities, are comparable to such Securities; and (b) with respect to Securities constituting the Residual Certificate, such fair value methodology, using fundamental analytical data and techniques and taking into account the terms of and the recent prepayment, default and other performance information relating to such Securities, as the Approved Pricing Service determines in good faith will reflect the amount that the Trust might reasonably expect to receive upon a current sale of such Securities.

      (3) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day which in the State of North Carolina or the states where the principal corporate trust office of the Indenture Trustee or the Registrar and Paying Agent are located is a legal holiday or a day on which banking institutions are authorized by law to close.

      (4) "CERTIFICATES" shall mean the Class B Asset-Backed Certificates and the Residual Certificate.

      (5) "CLASS A-1 ASSET-BACKED NOTES" shall mean $2,750,000,000 principal amount of 5.305% Class A-1 Asset-Backed Notes issued by the SPV.

      (6) "CLASS A-2 ASSET-BACKED NOTES" shall mean $2,904,000,000 principal amount of 5.854% Class A-2 Asset-Backed Notes issued by the SPV.

      (7) "CLASS A-3 ASSET-BACKED NOTES" shall mean $2,410,000,000 principal amount of 6.410% Class A-3 Asset-Backed Notes issued by the SPV.

      (8) "CLASS A-4 ASSET-BACKED NOTES" shall mean $508,231,929 principal amount of 6.540% Class A-4 Asset-Backed Notes issued by the SPV.

      (9) "CLASS B ASSET-BACKED CERTIFICATES" shall mean $385,168,206 principal amount of 6.930% Class B Asset-Backed Certificates issued by the SPV.

      (10) "DATE OF DEPOSIT" shall mean June 30, 1999.

      (11) "DEPOSITOR" shall mean Amadeo, Inc., a Delaware corporation, and its successors in interest, or any successor depositor as hereinafter provided for.

      (12) "DISTRIBUTION DATE" shall mean the 18th day of each month in which a monthly distribution is to be made, or if such day is not a Business Day, the next succeeding Business Day.

      (13)  "EVALUATION  TIME" shall mean 4:00 p.m. EST on each day specified in
Section 4.01.

      (14) "EVENT OF DEFAULT" shall have the meaning specified in Section 5.01 of the SPV Indenture.

      (15) "INDENTURE" shall mean this Trust Indenture and Agreement, as amended, from time to time.

      (16) "INDENTURE TRUSTEE" shall mean U.S. Bank National Association, a national banking association, as Indenture Trustee under the SPV Indenture, or any successor Indenture Trustee under the SPV Indenture.

      (17) "INTEREST ACCOUNT" shall mean a separate account or sub-account for the Trust, to which the Trustee shall credit any interest it collects on the

Securities in the Trust as such interest becomes payable. For purposes of this Indenture, any distributions the Trust receives on the Residual Certificates shall be deemed to be interest.

      (18)  "MANDATORY  TERMINATION  DATE" shall mean the last  Business  Day of
2007.

      (19) "NATIONSBANK, N.A." shall mean NationsBank, N.A. in its individual capacity and not in its capacity as Trustee.

      (20) "NOTES" shall mean the Class A-1, Class A-2, Class A-3 and Class A-4 Asset-Backed Notes, collectively.

      (21) "OWNER TRUSTEE" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the SPV Trust Agreement, or any successor Owner Trustee under the SPV Trust Agreement.

      (22) "PRINCIPAL ACCOUNT" shall mean a separate account or sub-account for the Trust, to which shall be credited Securities of the Trust and all moneys, other than amounts credited to the Interest Account, received by the Trustee in respect of the Securities of the Trust.

      (23) "RATING AGENCY" shall mean each of the nationally recognized statistical rating organizations designated by the Seller to provide a rating on the Notes or the Class B Asset-Backed Certificates that is then rating the Notes or Class B Asset-Backed Certificates. If no such organization is in existence, "Rating Agency" shall mean a nationally recognized statistical rating organization or other comparable person designated by the Seller, notice of which shall be give to the Indenture Trustee, the Owner Trustee and the SPV Servicer.

      (24) "RECORD DATE" shall mean the 3rd Business Day before the Distribution Date.

      (25) "REDEMPTION DATE" shall mean the date on which any proper request for redemption of Units shall be effected by the Trustee, which date shall be on or before the seventh calendar day following the Trustee's receipt of a proper request for redemption.

      (26) "REDEMPTION PRICE" shall mean cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time next calculated following the Trustee's receipt of a proper request for redemption, multiplied by the number of Units redeemed by a Unitholder.

      (27) "REGISTRAR AND PAYING AGENT" shall mean ChaseMellon Shareholder Services L.L.C. or such other entity duly appointed by the Trustee.

      (28) "REINVESTMENT PERIOD" shall mean the time from the Date of Deposit for the Trust until the Depositor notifies the Trustee in writing that purchasing Reinvestment Securities is impractical.

      (29) "REINVESTMENT SECURITIES" shall mean obligations to be acquired and held as part of the Trust during the Reinvestment Period pursuant to Section

3.12 and which will constitute Securities of the Trust. Reinvestment Securities will be priced in the same manner as the Securities under Section 4.01 of this Indenture.

      (30) "REPLACEMENT SECURITIES" shall mean obligations to be held as Securities as part of the Trust pursuant to Section 3.12, purchased with moneys held in the Principal Account representing proceeds of Securities pursuant to
Section  3.06 or 3.08,  or  proceeds  from the sale of  Securities  pursuant  to
Section 4.02 to the extent that such proceeds are not required for the purpose of redemption of Units. Replacement Securities will constitute Securities of the Trust and will be priced in the same manner as the Securities under Section 4.01 of this Indenture.

      (31) "RESIDUAL CERTIFICATE" shall have the same meaning as the term is defined in the SPV Indenture.

      (32) "RIC"  shall mean a  "regulated  investment  company,"  as defined in
Section 851 of the Internal Revenue Code of 1986, as amended.

      (33) "SALE AND SERVICING AGREEMENT" shall mean the Sale and Servicing Agreement, dated as of June 1, 1999, by and between the SPV and NationsBank, N.A., as Seller and SPV Servicer.

      (34) "SECURITIES" shall mean the Notes, Class B Asset-Backed Certificates and Residual Certificate.

      (35) "SELLER" shall mean NationsBank, N.A. and any successor as seller under the Sale and Servicing Agreement.

      (36) "SPV" shall mean Bank of America Auto Owner Trust 1999-A, a Delaware business trust.

      (37) "SPV SERVICER" shall mean NationsBank, N.A. and any successor servicer as permitted under the Sale and Servicing Agreement.

      (38) "SPV INDENTURE" shall mean the trust indenture by and between the SPV and the Indenture Trustee, dated as of June 1, 1999.

      (39) "SPV TRUST AGREEMENT" shall mean the Amended and Restated Trust Agreement dated as of June 1, 1999 by and between the Seller, as depositor, and the Owner Trustee.

      (40) "TRUST" shall mean the separate trust created by this Indenture, known as "Amadeo Trust," which shall consist of all the Securities and cash held pursuant and subject to this Indenture, together with all undistributed interest received or accrued thereon and any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof.

      (41)  "TRUSTEE"  shall  mean   NationsBank,   N.A.,  a  national   banking
association, or any successor trustee as hereinafter provided for.

      (42) "TRUSTEE'S OFFICE" shall mean the office located at NC1-007-19-02, 100 North Tryon Street, Charlotte, NC 28255, Attn: Specialty Accounting, or any other office that the Trustee may from time to time designate as the principal office where its unit trust business shall be conducted.

      (43) "UNIT" in respect of the Trust shall mean a fractional undivided ownership interest in the Trust equal to the fraction the numerator of which is one and the denominator of which initially is 9,000,000, decreased by the number of any such Units redeemed as provided in Section 4.02.

      (44) "UNITHOLDER" shall mean the registered holder of any Unit recorded on the books of the Trust, who as such shall be deemed a beneficiary of the Trust to the extent of his pro rata share thereof.

      (45) "UNIT VALUE" shall mean the current net asset value of the Trust divided by the number of outstanding Units of the Trust.

      Words importing a singular number shall include the plural number in each case and vice versa, and words importing a person shall include corporations and associations, as well as natural persons.

      The words "HEREIN," "HEREBY," "HEREWITH," "HEREOF," "HEREINAFTER," "HEREUNDER," "HEREINABOVE," "HEREAFTER," "HERETOFORE" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                                   ARTICLE II

                  DEPOSIT OF SECURITIES AND ACCEPTANCE OF TRUST

      SECTION 2.01.  DEPOSIT OF SECURITIES:

            (a) The Depositor, on the Date of Deposit, has deposited with the Trustee, in trust, the Securities registered in the name, or on behalf of, the Trust or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided.

            (b) The   Trustee  is  hereby   irrevocably   authorized  to  effect
registration or transfer of the Securities to or on behalf of the Trust or its nominee.

      SECTION 2.02. ACCEPTANCE OF TRUST: The Trustee hereby accepts the Trust herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

      SECTION 2.03. ISSUANCE OF UNITS: The Trustee hereby acknowledges receipt of the deposit referred to in Section 2.01 and simultaneously with the receipt of said deposit shall record (or shall instruct the Registrar and Paying Agent to record) on the books and records of the Trust for the account of the Depositor the ownership of 9,000,000 Units which will constitute all of the Units of the Trust on the Date of Deposit. The Units shall be issued solely in uncertificated form.

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

      SECTION 3.01. INITIAL COST: The expenses incurred in establishing the Trust, including the cost of preparing and printing the registration statement regarding the Units, supplemental literature, this Indenture, and other documents relating to the Trust, state blue sky fees, the costs of determining the net asset value of the portfolio, the audit of the Trust, and legal and other out-of-pocket expenses related thereto shall be borne by NationsBank, N.A. in its individual capacity.

      SECTION 3.02. INTEREST ACCOUNT: The Trustee shall collect the interest on the Securities, including all distributions on the Residual Certificates in the Trust as such becomes payable (including all interest accrued but unpaid prior to the Date of Deposit of the Securities hereunder and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities that represents accrued interest thereon but not accrued original issue discount, if any) and credit such interest to the Interest Account.

      SECTION 3.03. PRINCIPAL ACCOUNT: The Securities in the Trust and all moneys other than amounts credited to the Interest Account, received by the Trustee in respect of the Securities in the Trust, shall be credited to the Principal Account.

      The Trustee shall give prompt written notice to the Depositor of all amounts credited to or withdrawn from the Principal Account and the balance in such account after giving effect to such credit or withdrawal.

      SECTION 3.04. DISTRIBUTIONS: As of each Record Date, commencing in August 1999, the Trustee shall determine the distributions to be made on the related Distribution Date, which shall consist of the cash balance of the Interest Account and of the Principal Account calculated as of such Record Date, provided that the Trustee shall not be required to make a distribution from the Principal Account unless the cash balance thereof available for distribution shall be sufficient to distribute at least one cent per Unit. On each Distribution Date, commencing in August 1999, the Trustee shall pay to the Registrar and Paying Agent, and shall cause the Registrar and Paying Agent to distribute by mail or wire on each Distribution Date to or upon the order of each Unitholder other than Amadeo, Inc. as of the close of business on the preceding Record Date at the post office address or account, as applicable, appearing on the registration books of the Trust, such Unitholder's pro rata share of the distribution made on such Distribution Date. On each Distribution Date, the Trustee shall pay to Amadeo, Inc. directly by mail or wire its pro rata share of the distribution made on such Distribution Date.

      In the computation of each such share, amounts of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

      If the Trustee determines that an event has occurred as a result of which there has resulted an excess distribution from the Interest Account, it shall reduce subsequent distributions therefrom so as to reconcile, as promptly as practicable, the aggregate net income of and distributions from such account.

      For the purpose of distribution as herein provided, the holders of record on the registration books of the Trust at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account to individual Unitholders by means of check, draft, wire or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.05 hereof.

      SECTION 3.05. DISTRIBUTION STATEMENTS: On each Record Date, the Trustee shall furnish, in substantially the form set forth in Appendix A to this Indenture, to the Registrar and Paying Agent, a statement of the amount being distributed from each Principal and Interest Account expressed as a dollar amount per Unit of the Trust. The Trustee shall direct the Registrar and Paying Agent to provide such information to each Unitholder on a per Unit basis with each distribution from the Interest or Principal Accounts, except that such information need not be furnished to a Unitholder who has waived receipt thereof in writing. If the issuer of any of the Securities in the Trust shall fail to make payment when due of any interest or principal on such Securities and such failure results in a change in the amount that would otherwise be distributed as a monthly distribution, the Trustee shall, with the first distribution from the Trust following such failure, set forth, or cause the Registrar and Paying Agent to set forth, in an accompanying statement (a) the name of the issuer and the Security, (b) the amount of the reduction in the distribution per Unit resulting from such failure, (c) the percentage of the aggregate principal amount of all Securities that such Security represents and (d) to the extent then determined, information regarding any disposition or legal action with respect to such Security.

      Within sixty days after the last Business Day of each calendar year, the Trustee shall transmit (by regular or electronic mail or facsimile), or cause the Registrar and Paying Agent to transmit (by regular or electronic mail or facsimile), to each person who at any time during such calendar year was a Unitholder a statement setting forth, with respect to such calendar year:

      (A)   as to the Interest Account:

            (1)the amount of  interest  received  on the  Securities  (including amounts  representing  interest  received upon any disposition of

               Securities, penalties for failure to make timely payments on Securities or liquidated damages for default on breach of any condition or term of the Securities),

            (2)the amounts distributed  pursuant to Section 3.04, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the Record Dates for such distributions, and amounts paid for redemptions pursuant to Section 4.02, and

            (3)the balance  remaining  after such  distributions  and  payments, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on such last Business Day;

      (B)   as to the Principal Account:

            (1)payments of principal on Securities,

            (2)the dates of the sale,  maturity,  liquidation  or  redemption of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

            (3)the amounts distributed  pursuant to Section 3.04, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the Record Dates for such distributions, amounts paid for purchases of Replacement Securities or Reinvestment Securities and amounts paid for redemptions pursuant to Section 4.02, and

            (4)the balance  remaining after such  distributions  and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year.

      (C)   the following information:

            (1)   a list of the Securities as of such last Business Day,

            (2) the number of Units  outstanding  on such last Business Day,

            (3) the Unit Value based on the last evaluation of the Trust made during such calendar year, and

            (4) such other information as the Trustee may deem appropriate.

This information shall be presented in substantially the form attached as Appendix B to this Indenture.

      SECTION 3.06. SALE OF SECURITIES: If necessary, in order to maintain the sound investment character of the Trust, the Depositor may direct the Trustee to sell or liquidate Securities in the Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that either one or both of the following conditions exist:

            (a) there has been an Event of Default as defined in the SPV Indenture; and

            (b) the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a RIC.

      On receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.06 except to the extent otherwise required by Section 3.08.

      SECTION 3.07. COUNSEL: The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of Securities pursuant to Section
3.06. The fees and expenses of such counsel shall be paid by NationsBank, N.A.

      SECTION 3.08. NOTICE AND SALE BY TRUSTEE: If at any time the principal of or interest on any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, after giving effect to any cure periods without the Depositor's having directed the Trustee to sell such Securities pursuant to Section 3.06, the Trustee shall notify the Depositor of such default. If within thirty days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred with respect to such Securities or by reason of such sale.

      SECTION 3.09. TRUSTEE NOT REQUIRED TO AMORTIZE: Nothing in this Indenture or otherwise shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts of the Trust by reason of any premium or discount in respect of any of the Securities.

      SECTION 3.10. LIABILITY OF DEPOSITOR: The Depositor shall be a fiduciary with respect to the Unitholders, including but not limited to, in all its dealings with the sale and purchase of Securities. Provided that the Depositor has fulfilled its fiduciary duties, the Depositor shall have no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own negligence, lack of good faith or willful misconduct. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Registrar and Paying Agent, counsel, or any other persons pursuant to this Indenture and in furtherance of its duties.

      SECTION 3.11. NOTICE TO DEPOSITOR: If the Trustee is notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued), the Trustee shall promptly notify the Depositor thereof and shall thereupon take such action, or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor does not, within five Business Days of the Trustee's giving of such notice to the Depositor, so direct the Trustee, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.11.

      SECTION 3.12.  REPLACEMENT AND REINVESTMENT SECURITIES:
            (a) The Trustee shall, as directed in writing by the Depositor, purchase, or enter into contracts (which the Depositor shall have approved as satisfactory in form and substance) to purchase Replacement Securities, and shall pay for the same with moneys held in the Principal Account representing proceeds of Securities pursuant to Section 3.06 or 3.08 or proceeds from the sale of Securities pursuant to Section 4.02 to the extent that such proceeds are not required for the purpose of redemption of Units or other charges to the Principal Account then pending. In giving such direction, the Depositor must satisfy all of the following conditions in the case of each such purchase or contract to purchase:

            (1) the Replacement Securities are substantially
                similar to the Securities in the Trust;
            (2) the  Depositor  has  received  an opinion  of counsel  that such purchase will not adversely affect the status of the Trust under the Investment Company Act of 1940, as amended;
            (3) the Depositor has given such written direction to the Trustee at least five Business Days prior to the Record Date preceding the Distribution Date on which the moneys to be used for the purchase of such Replacement Securities would otherwise be distributed; and
            (4) each Rating  Agency shall have been given prior  notice  thereof and have notified the Seller, the SPV Servicer, the Owner Trustee, and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Class B Asset-Backed Certificates.

      Within five Business Days of the deposit of any Replacement Securities the Depositor shall send each Unitholder a written notice of the deposit of such Replacement Securities and the Securities replaced by such Replacement Securities.

            (b) During the Reinvestment Period the Trustee shall, as directed in writing by the Depositor, purchase, or enter into contracts (which the Depositor shall have approved as satisfactory in form and substance) to purchase, Reinvestment Securities and shall pay for the same with the moneys held in the Principal Account representing the payment or prepayment of principal on the underlying Securities to the extent that such proceeds are not required for the purpose of redemption of Units or other charges to the Principal Account then pending. In giving such direction, the Depositor shall satisfy all of the following conditions in the case of each such purchase or contract to purchase:

            (1) the Reinvestment Securities are substantially
                similar to the Securities in the Trust;
            (2) the  Depositor  has  received  an opinion  of counsel  that such purchase will not adversely affect the status of the Trust under the Investment Company Act of 1940, as amended; and
            (3) each Rating  Agency shall have been given prior  notice  thereof and have notified the Seller, the SPV Servicer, the Owner Trustee, and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Class B Asset-Backed Certificates.

      The Trustee may purchase the Reinvestment Securities for deposit in the Trust directly from market makers in such Securities or may retain the Depositor or other brokers to purchase the Reinvestment Securities and pay them usual and customary brokerage commissions for such transactions. Within five Business Days of the deposit of Reinvestment Securities, the Depositor shall send each Unitholder a written notice of the deposit of such Reinvestment Securities and identify the Securities from which the money for Reinvestment Securities was derived.

      Funds remaining in the Principal Account subsequent to a purchase of Reinvestment Securities will remain in such account until they can be invested in additional Reinvestment Securities. During the Reinvestment Period, amounts in the Principal Account that the Depositor determines (and so notifies the Trustee in writing or via facsimile) are (a) unable to be invested into Reinvestment Securities or (b) required to be distributed for the Trust to maintain its status as a RIC shall be distributed on the next Distribution Date, to Unitholders of record on the related Record Date.

      When the Depositor determines that the reinvestment of cash from the Principal Account into Reinvestment Securities is no longer practical, the Depositor shall notify the Trustee, in writing, that the Reinvestment Period is terminated. Upon termination of the Reinvestment Period, unreinvested amounts remaining in the Principal Account and amounts subsequently credited to the Principal Account shall be distributed in accordance with Section 3.04.

            (c) The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the Depositor provided in this Section 3.12, and in the absence of such direction the Trustee shall have no duty to make any purchase. The

Depositor shall not be liable for errors of judgment in respect of actions taken or omitted to be taken, pursuant to this Section 3.12; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                   ARTICLE IV

                        REDEMPTION, PURCHASE OR TRANSFER
                                    OF UNITS

      SECTION 4.01.  DETERMINATION OF NET ASSET VALUE:

            (a) The Trustee shall determine the net asset value of the Trust as of the Evaluation Time on: (1) the Date of Deposit, (2) the last Business Day of each month, (3) each day on which a proper request for redemption is received by the Trustee, and (4) any other Business Day desired by the Trustee or requested by the Depositor.

            (b) Each determination of the Trust's net asset value shall take into account and separately itemize: (1) the cash on hand in the Trust (exclusive of cash held for distribution to Unitholders, and required for redemption of Units requested, as of a date prior to the date of determination) or moneys in the process of being collected in respect of interest coupons or securities matured or called for redemption prior to maturity, (2) the value of each class of the Securities in the Trust and (3) any and all other assets and liabilities of the Trust as determined in accordance with generally accepted accounting principles consistently applied.

            (c) Except as provided in (d) below, for each determination of the net asset value of the Trust, the value of each class of Securities shall be based on current valuations obtained from one or more Approved Pricing Services, selected in good faith by the Trustee, that value the Securities using an Approved Pricing Methodology. If, for any determination of net asset value, the Trustee obtains valuations with respect to the same class of Securities from more than one Approved Pricing Service, the value of those Securities shall be the arithmetic average of the valuations so obtained. Notwithstanding the foregoing, however, in connection with any determination of the net asset value of the Trust that is not made as of a day on which redemption of any Unit is properly requested, the Trustee may utilize the most recent valuation of the Securities constituting the Residual Certificates obtained in accordance with the first sentence of this paragraph, provided that (1) such valuation is not more than twelve months old and (2) the Trustee believes in good faith that any change in the value of that class of Securities since the date of the most recent valuation would not result in a material change in the net asset value of the Trust.

            (d) Notwithstanding the foregoing procedures for determining the net asset value of the Trust, the determination of the Trust's net asset value as of the Date of Deposit shall be based on the Trustee's good faith evaluation of the value of the Securities held in the Trust, plus the amount of any cash held in the Trust.

      SECTION 4.02. REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR: All Unitholders must make their redemption requests in writing to the Trustee at the Trustee's Office and may do so by completing the form set forth as Appendix C to this Indenture. Any proper request for redemption made in the manner provided for above shall be effected by the Trustee on the Redemption Date. Subject to payment by any redeeming Unitholder of any tax or other governmental charges that may be imposed thereon, such redemption is to be made by payment on the Redemption Date of the Redemption Price. Unit redemption requests received by the Trustee on any day after an Evaluation Time will be treated by the Trustee as received on the next day on which both the Trustee and the Registrar and Paying Agent are open for business and will be deemed to have been received on such day for redemption at the Redemption Price computed on that day.

      If a proper request for redemption is made as provided in this Section 4.02, the Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption for Units or postpone the date of payment of the Redemption Price beyond the Redemption Date: (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage that may result from any such suspension or postponement.

      Not later than the close of business on the day a proper request for redemption in the manner provided for in this Section 4.02 by a Unitholder other than the Depositor is received, the Trustee shall notify the Depositor of such request. The Depositor shall have the right to purchase such Units by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the day on which the request for redemption of such Units was received. Such purchase shall be made by payment for such Units by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount equal to the Redemption Price that would otherwise be payable by the Trustee to such Unitholder.

      Any Unit so purchased by the Depositor may at its option be tendered to the Trustee for redemption at the Trustee's Office in the manner provided in the first paragraph of this Section 4.02.

      If the Depositor does not elect to purchase a Unit or Units tendered to the Trustee for redemption, or if a Unit or Units are tendered by the Depositor for redemption, that portion of the Redemption Price that represents undistributed interest shall be withdrawn from the Interest Account to the extent available and applied as payment of the Redemption Price. The balance to be paid on any redemption shall be withdrawn from the Principal Account to the extent that funds are available for such purpose and applied as payment of the

Redemption Price. If moneys in the Principal Account are insufficient, the Trustee shall sell such of the Securities held in the Trust currently designated for such purposes by the Depositor as the Trustee in its sole discretion shall deem necessary and shall apply the proceeds as payment of the Redemption Price. Given the minimum principal amount in which certain Securities may be required to be sold, the proceeds of such sales may exceed the amount necessary for payment of Units redeemed. Such excess proceeds shall be distributed pro rata to all remaining Unitholders of record.

      The Depositor shall maintain with the Trustee a current list of Securities held in the Trust designated to be sold for the purpose of redemption of Units and not purchased by the Depositor, provided that if the Depositor for any reason fails to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account and the proceeds of such sales representing accrued interest, if any, but not accrued original issue discount, if any, shall be credited to the Interest Account.

      Sales of Securities shall be made in the manner the Trustee determines will bring the best price obtainable for the Trust, provided, however, that sales shall be made in the manner the Trustee determines, will provide the Trustee with funds in an amount sufficient and at the time necessary in order for it to pay the Redemption Price of Units tendered for redemption, regardless of whether or not a better price could be obtained if the Securities were sold without regard for the day on which the proceeds of such sale would be received. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 4.02.

      The amount recorded in the registration books of the Trust (or if directed by the Trustee, the books and records of the Registrar and Paying Agent) representing Units redeemed pursuant to this Section 4.02 shall be canceled by the Trustee (or the Registrar and Paying Agent at the direction of the Trustee) and the Unit or Units evidenced by such records shall be terminated by such redemptions.

      When directed by the Depositor, the Trustee shall employ the Depositor as its agent for the purpose of executing the sale of Securities. The Depositor will verify the Trust's ownership of any Security prior to entering into a contract for its sale. The Trustee shall have no liability for loss or depreciation resulting from the Depositor's negligence or misconduct as such agent.

      SECTION 4.03. TRANSFER OF UNITS: The Units are offered under an exemption from registration under the Securities Act of 1933 and therefore may not be transferred to any person other than the Depositor without an opinion of counsel to the Trustee to the effect that the transfer can be made without registration under that Act. Upon receipt by the Trustee at the Trustee's Office of a written instrument or instruments of transfer in a form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, together with the opinion referred to in the first sentence of this Section 4.03, the Trustee (or if directed by the Trustee, the Registrar and Paying Agent) shall register the transferred Units in the name of the transferee. If the Units are registered under the Securities Act of 1933 pursuant to Section 7.07, the above-referenced opinion shall not be required in order for the Trustee (or if directed by the Trustee, the Registrar and Paying Agent) to effect the transfer of Units. The Trustee shall treat the person in whose name any Unit is registered upon the books of the Trust as the owner of such Unit for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit shall be so registered.

      A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid by the Unitholder to the Trustee.

      All Units canceled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

      SECTION 4.04. COMPENSATION OF DEPOSITOR: For services performed under this Indenture in evaluating and for maintaining surveillance over the Securities in the Trust and other services performed at the Trustee's request, the Depositor shall be paid by NationsBank, N.A. in such amounts as the two parties shall agree.

                                    ARTICLE V

                                     TRUSTEE

         SECTION 5.01. TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES: The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be paid by NationsBank, N.A. In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth herein, the liabilities, rights and duties of the Trustee are further defined as follows:

            (a) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Securities, or Units pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Depositor. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto.

            (b) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor.

            (c) The Trustee shall not be under any obligation to appear in, prosecute or defend any action, that in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be paid by NationsBank, N.A. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be paid by NationsBank, N.A.

            (d) The Trustee may employ attorneys, accountants, auditors and other agents and shall not be answerable for the default or misconduct of any attorneys, accountants, auditors and other agents if they have been selected with reasonable care. The Trustee may employ a Registrar and Paying Agent and sub-trustees and shall be answerable for the default or misconduct of any such Registrar or Paying Agent or sub-trustee as if it committed such action or omissions itself. The Trustee shall be fully protected in respect of any action under this Indenture taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such Registrar and Paying Agent, attorneys, accountants, auditors or other agents excluding the sub-trustee shall be paid by NationsBank, N.A. Any sub-trustee shall be compensated as provided in Section 5.04.

            (e) If at any time the Depositor fails to undertake or perform any of the duties that by the terms of this Indenture are required to be undertaken or performed by it, or the Depositor becomes incapable of acting or is adjudged a bankrupt or insolvent, or a receiver of the Depositor or of its property is appointed, or any public officer takes charge or control of the Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may (1) remove such Depositor and appoint a successor Depositor who shall act hereunder in all respects in place of the Depositor, which successor shall be paid by NationsBank, N.A. such amounts as the parties may agree or (2) terminate and liquidate the Trust in the manner provided in Section 7.02.

            (f) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of the Trust that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction in the premises. The Trust shall be reimbursed and indemnified by NationsBank, N.A. for all such taxes and charges and for any expenses, including counsel fees, that the Trust may sustain or incur with respect to such taxes or charges.

            (g) Notwithstanding anything in this Indenture to the contrary, no payment to the Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940, as amended) for the Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

            (h) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

      SECTION 5.02. BOOKS, RECORDS AND REPORTS; REGISTER OF SHARES: The Trustee shall, or may instruct the Registrar and Paying Agent to, keep proper books of record and account of all the transactions of the Trust. Such books of record shall include a register of the name and address of every Unitholder and of the number of Units held by them and a record of all transfers and redemptions thereof. Such register shall be conclusive evidence as to who are the holders of Units and are entitled to receive payment of any distributions or otherwise to exercise or enjoy the rights of Unitholders. Such books of record shall be deemed to belong to the Trust. Upon reasonable notice from a Unitholder, such books and records of the Trust shall be open to inspection at the Trustee's Office by any Unitholder at all reasonable times during the Trustee's usual business hours. The Trustee shall cause audited statements as to the assets and income of the Trust to be prepared on an annual basis by independent public accountants selected by the Depositor.

      The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

      SECTION 5.03. INDENTURE AND LIST OF SECURITIES ON FILE: The Trustee shall keep a certified copy or duplicate original of this Indenture on file in the Trustee's Office available for inspection at all reasonable times during the Trustee's usual business hours by any Unitholder, together with a current list of the Securities in the Trust.

      SECTION 5.04. COMPENSATION: For services performed under this Indenture, the Trustee agrees to waive its fees. The Trustee shall pay any sub-trustee or successor trustee that does not agree to waive its fees the market rate for the services the sub-trustee or successor trustee provide to the Trust. NationsBank, N.A. also shall pay for any and all expenses of the Trust as expressly set forth in this Indenture, including but not limited to, the fees of counsel retained by the Trustee in connection with its activities hereunder and disbursements incurred hereunder and any extraordinary services performed by the Trustee hereunder relating to the Trust. The Trustee shall be indemnified by NationsBank, N.A. and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the Trustee does not pay any sub-trustee or successor trustee the amounts that it agreed to pay, then the sub-trustee or successor trustee shall be compensated from cash available in the Interest Account and then the Principal Account. If the cash balances in the Interest and Principal Accounts are insufficient to provide for amounts payable pursuant to this Section 5.04, the Trustee shall have the power to sell (i) Securities of the Trust from the current list of Securities designated to be sold pursuant to

Section 4.02 hereof or (ii) if no such Securities have been so designated, such Securities of the Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 5.04. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.04. Any moneys payable to any sub-trustee or successor trustee pursuant to this Section shall be secured by a prior lien on the Trust.

            SECTION 5.05.  REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR:

            (a) The Trustee may resign and be discharged of the trust created by this Indenture, by executing an instrument in writing resigning as Trustee and filing the same with the Depositor and mailing a copy thereof to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 5.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. If at any time the Trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case the Depositor may (or if the Trustee is not re-elected pursuant to Section 6.02(c) shall) remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee; provided that a copy of such instrument is mailed by the Depositor to each Unitholder then of record.

            (b) Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor Trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

            (c) In case at any time the Trustee resigns and no successor Trustee has been appointed and accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

            (d) Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

            (e) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor trustee as provided in subsection (b) or (c) hereof.

      SECTION 5.06. QUALIFICATIONS OF TRUSTEE: The Trustee, any sub-trustee and any successor Trustee or sub-trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus and undivided profits of not less than $50,000,000.

                                   ARTICLE VI

                              RIGHTS OF UNITHOLDERS

      SECTION 6.01. BENEFICIARIES OF TRUST: By the purchase or acceptance of any Unit a Unitholder shall be deemed to have assented to and to be bound by the terms and conditions of this Indenture.

      SECTION 6.02. RIGHTS, TERMS AND CONDITIONS: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

            (a) A Unitholder may at any time prior to the termination of the Trust tender his Units to the Trustee for redemption in accordance with Section 4.02.

            (b) The death or incapacity of any Unitholder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

            (c) No Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust or the obligations of the parties hereto, provided that Unitholders shall have the right to elect the Trustee annually. Such election will be held each February, upon 30 days' written notice to Unitholders. The written notice shall set forth the material information regarding the Trustee and the Trust and the mechanics for voting the Units. If the Trustee is not re-elected, the Depositor shall remove the Trustee pursuant to Section 5.05. Notwithstanding the foregoing, nothing herein shall be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                   ARTICLE VII

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

      SECTION 7.01. AMENDMENTS: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein or (b) to make other provision in regard to matters or questions arising hereunder that does not adversely affect in any material respect the interests of the Unitholders; provided, however, that the parties hereto may not amend this Indenture so as to (1) increase the number of Units issuable hereunder above the amount issued pursuant to Section 2.03, or such lesser amount as may be outstanding at any time during the term of this Indenture, or (2) subject to Section 3.12, permit the deposit or acquisition hereunder of obligations or other securities either in addition to or in substitution for any of the Securities.
      Promptly after the execution of any such amendment the Trustee shall furnish written notification to all the outstanding Unitholders of the substance of such amendment.

      SECTION 7.02. TERMINATION: The Trust shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in the Trust, unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of all of the Unitholders; provided that, in no event shall the Trust continue beyond the Mandatory
Termination Date. Written notice of any termination shall be given by the Trustee, or the Trustee shall cause the Registrar and Paying Agent to give notice, to each Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after the termination of the Trust, the Trustee shall fully liquidate the Securities of the Trust then held, if any, and shall:

            (a) distribute to each Unitholder such holder's pro rata share of the balance of the Interest Account;

            (b) distribute to each Unitholder such Unitholder's pro rata share of the balance of the Principal Account; and

            (c) furnish, or cause the Registrar and Paying Agent to furnish, to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.05.

      The amounts to be so distributed to each Unitholder shall be the pro rata shares of the balances of the Interest and Principal Accounts, respectively, represented by such Unitholder's Units.

      The Trustee shall be under no liability with respect to moneys held by it in the Interest and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

      SECTION 7.03. CONSTRUCTION: This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

      SECTION 7.04. WRITTEN NOTICE: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor at 100 West Liberty Street, Suite 650, Reno, NV 89501, with a copy to Andrea B. Goldenberg, Legal Department, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, NC1-007-20-01, or at such other address as shall be specified by the Depositor to the Trustee in writing. Any notice, demand, direction or instruction to be given to the Trustee herein shall be in writing and shall be duly given if mailed or delivered to the Trustee's Office or such other address as shall be specified to the Depositor by the Trustee in writing. Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at his address appearing on the registration books of the Trustee.

      SECTION 7.05. SEVERABILITY: If any covenant, agreement, provision or term of this Indenture is held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or for any reason whatsoever is held invalid, then such covenant, agreement, provision or term shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Indenture and shall in no way affect their validity or enforceability or the rights of the Unitholders.

      SECTION  7.06.  DISSOLUTION  OF DEPOSITOR  NOT TO  TERMINATE  INDENTURE OR
TRUST: The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture or the Trust insofar as the duties and obligations of the Trustee are concerned.

      SECTION 7.07. REGISTRATION OF UNITS: The Depositor may elect to cause the Units to be registered under the Securities Act of 1933. Upon such election, the Depositor shall give written notice ("Notice") to all Unitholders of its intention to effect such registration, which Notice shall specify the procedures such Unitholders shall follow. The Depositor shall direct the Trust in effecting the registration of the Units. NationsBank, N.A. shall bear the expenses of such registration. The Depositor and/or the Trustee is authorized to sign the registration statement on behalf of the Trust for any such registration.

      SECTION 7. 08. LIMITATION OF LIABILITY: No Unitholder (in its capacity as Unitholder) shall be liable for any obligations, debts or claims assumed by, or asserted against, the Trust. The Trustee shall notify any party to whom the Trust has, or in the future may have, any obligation or debt of the existence of this provision.

      SECTION 7. 09. SUCCESSORS TO NATIONBANK, N.A. Any corporation into which NationsBank, N.A. may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which NationsBank, N.A. shall be a party shall automatically replace NationsBank, N.A. as party to this Indenture and shall be required to fulfill all of the duties of NationsBank, N.A. under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.


      IN WITNESS WHEREOF, the Depositor, the Trustee, and NationsBank, N.A. have caused this Indenture to be executed by its duly authorized officers as of the date first above written.

                                          AMADEO, INC., Depositor




                                          By: /s/ Brent Anderson
                                             -----------------------------------
                                              Brent Anderson
                                              Senior Vice President





                                          NATIONSBANK, N.A., Trustee




                                          By: /s/ Suzanne W. Castleberry
                                             -----------------------------------
                                              Suzanne W. Castleberry
                                              Vice President

                                          NATIONSBANK, N.A., in its individual
                                          capacity




                                          By: /s/ Paulette M. Mehas
                                             -----------------------------------
                                              Paulette M. Mehas
                                              Vice President

                                                                      APPENDIX A

                         MONTHLY DISTRIBUTION STATEMENT
                         ------------------------------




                                     [DATE]



ChaseMellon Shareholder Services L.L.C.
235 Montgomery Street
23rd Floor
San Francisco, California  94104


To ChaseMellon Shareholder Services L.L.C.:


      Pursuant to Section 3.05 of the Trust Indenture and Agreement dated June 30, 1999 among Amadeo, Inc., as Depositor, NationsBank, N.A., as Trustee, and NationsBank, N.A., in its individual capacity ("Trust Agreement"), below are the amounts being distributed on [SPECIFIC DATE] from the Principal and Interest Accounts of Amadeo Trust, a trust organized under the laws of the State of New York on June 30, 1999.

      When you distribute to each Unitholder its pro rata share of the Interest or Principal Accounts, please provide to each Unitholder a statement of the per unit dollar amount being distributed for each Account.

 Per Unit Distributions              Per Unit Distributions
          from                                from
    Interest Account                   Principal Account
-------------------------------------------------------------
$                                   $



      Capitalized terms used in this letter and not otherwise defined have the meanings established in the Trust Agreement.

                                                                      APPENDIX B

                          ANNUAL DISTRIBUTION STATEMENT
                          -----------------------------

                                  AMADEO TRUST
                                  ANNUAL REPORT



To the holders of:
AMADEO TRUST

   In  accordance   with  the  terms  of  the  Trust  Indenture  and  Agreement,
NationsBank, N.A., as trustee, submits the following statement for calendar year ended as of December 31, [ ].


                        INTEREST ACCOUNT
1.     Interest Received on Securities                                    $
2.     Less--
      (A) Interest paid pursuant to                            $
          Section 3.04
          (See Schedule 1)
      (B) To Unitholders upon redemption                       $
          of Units
          pursuant to Section 4.02
      (C) Fees and Expenses for Trustees and                   $______    $_____
          Miscellaneous
3.    Plus balance in account as of close                                 $_____
      of preceding year
4.    Available for distribution                                          $_____
5.    Balance on hand                                                     $
6.    Per Unit Value-- (BAL. ON HAND-- UNITS                              $
      OUTSTANDING)

                                PRINCIPAL ACCOUNT

1.    Balance in account as of close of preceding year        $
      year

2.    Less-- Principal Paid: Unit Redemptions                 $

3.    Plus Proceeds of obligations eliminated -               $
      (SEE SCHEDULE 2 FOR LIST AND REASON FOR
      ELIMINATION)

4.    Plus Payment of principal on securities
                                                              $-----------

5.    Available for distribution                              $

6.    Less distributions made during year -                   $
      (SEE SCHEDULE 1)

7.    Less amounts paid for purchases of                      $
      replacement securities

8.    Less amounts paid for purchases of
      reinvestment securities                                 $____________

9.    Balance on Hand                                         $

10.   Per Unit Value (BAL. ON HAND - UNITS                    $
      OUTSTANDING )


                      PORTFOLIO AS OF DECEMBER 31, [_____]

  PAR VALUE
 AMOUNT HELD    DESCRIPTION OF SECURITIES   COUPON    MATURITY DATE









PRINCIPAL AMOUNT OF SECURITIES ON DEPOSIT       ____________

TOTAL UNITS OUTSTANDING                         ____________

VALUE OF EACH UNIT AS OF _________              ____________

                                   SCHEDULE 1
                                PRINCIPAL ACCOUNT
DISTRIBUTIONS PER UNIT DURING 1999:

PAYABLE DATE                     MONTHLY DISTRIBUTIONS          TOTAL
                                        PER UNIT            DISTRIBUTIONS
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     -------------------    --------------
TOTAL                                $                      $



                                INTEREST ACCOUNT
DISTRIBUTIONS PER UNIT DURING 1999:

PAYABLE DATE                     MONTHLY DISTRIBUTIONS          TOTAL
                                        PER UNIT            DISTRIBUTIONS
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     $                      $
                                     -------------------    --------------
TOTAL                                $                      $

                                   SCHEDULE 2
                        SECURITIES REMOVED FROM PORTFOLIO
DATE OF SALE,       DESCRIPTION OF SECURITIES      REASON   PAR VALUE NET
MATURITY,                                                             PROCEEDS
LIQUIDATION OR                                                        (EXCLUDING
REDEMPTION                                                            AMOUNTS
                                                                        CREDITED
                                                                              TO
                                                                        INTEREST
                                                                        ACCOUNT)

                                                                      APPENDIX C

                                 REDEMPTION FORM
                                 ---------------


                                NATIONSBANK, N.A.
                                  NC1-007-19-02
                             100 NORTH TRYON STREET
                               CHARLOTTE, NC 28255
                           ATTN: SPECIALTY ACCOUNTING



                                     [DATE]
                             ----------------------



To NationsBank, N.A.:

      I am a Unitholder in Amadeo Trust, a trust formed under the laws of the State of New York on June 30, 1999, writing to request a redemption. Pursuant to the Section 4.02 of the Trust Indenture and Agreement dated June 30, 1999 among Amadeo, Inc., as Depositor, NationsBank N.A., as Trustee, and NationsBank, N.A., in its individual capacity ("Trust Agreement"), below is the requisite information:

      (a)  My tax identification number is:

      (b)  My name and address is:

      (c) Please redeem [INSERT NUMBER]of Units and send the redemption proceeds:

                  by [mail to the address above]

                     [wire PLEASE COMPLETE ACCOUNT INFORMATION]


      Capitalized terms used in this letter and not otherwise defined have the meanings established in the Trust Agreement.


                                                -----------------------------
                                                Name
                                                Date:
Signature Notarized